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As filed with the Securities and Exchange Commission on March 5, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation or organization)	36-0698440 (I.R.S. Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(224) 667-6100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Hubert L. Allen
Executive Vice President, General Counsel and Secretary
Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6020
(224) 668-6856
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Philip J. Niehoff Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 782-0600	Richard Drucker Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Debt Securities	(2)	(2)	(2)	(1)

(1)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(2)
Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the debt securities is being registered as may from time to time be offered at indeterminate prices.

PROSPECTUS

Abbott Laboratories

Debt Securities

        By this prospectus, Abbott may offer from time to time debt securities.

        Abbott will provide you with the specific terms and the public offering prices of these debt securities in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Investing in our debt securities involves a number of risks. You should carefully read and consider the risk factors included in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference.

        Neither the Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 5, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Abbott filed with the Commission under the "shelf registration" process. Under this shelf registration process, Abbott may, from time to time, sell debt securities under this prospectus. This prospectus provides you with a general description of the debt securities Abbott may offer. Each time Abbott sells debt securities, Abbott will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        As used in this prospectus, "Abbott" refers to Abbott Laboratories, an Illinois corporation, or Abbott Laboratories and its consolidated subsidiaries, as the context requires.

ABBOTT LABORATORIES

        Abbott Laboratories is an Illinois corporation, incorporated in 1900. Abbott's principal business is the discovery, development, manufacture and sale of a broad and diversified line of health care products. Abbott's products are generally sold directly to retailers, wholesalers, hospitals, health care facilities, laboratories, physicians' offices and government agencies throughout the world.

        Abbott has four reportable segments: Established Pharmaceutical Products, Diagnostic Products, Nutritional Products, and Vascular Products.

        Prior to January 1, 2013, Abbott had five reportable segments, which included Proprietary Pharmaceutical Products. On January 1, 2013, Abbott completed the separation of its research-based proprietary pharmaceuticals business through the distribution of the issued and outstanding common stock of AbbVie Inc. ("AbbVie") to Abbott's shareholders. AbbVie was formed to hold Abbott's research-based proprietary pharmaceuticals business and, as a result of the distribution, became an independent public company trading under the symbol "ABBV" on the New York Stock Exchange.

        On September 26, 2014, Abbott completed its acquisition of approximately 99.9% of the ordinary shares of CFR Pharmaceuticals, S.A., a Latin American pharmaceutical company, for approximately $2.9 billion, in cash.

        On February 27, 2015, Abbott completed the sale of its developed markets branded generics pharmaceuticals business, which was previously included in the Established Pharmaceutical Products segment, to Mylan Inc. for 110 million shares of Mylan N.V., a newly formed entity that combined Mylan's existing business with Abbott's developed markets branded generics pharmaceuticals business. Abbott retained the branded generics pharmaceuticals business and products of its Established Pharmaceutical Products segment in emerging markets.

        Established Pharmaceutical Products—International sales of a broad line of branded generic pharmaceutical products.

        Diagnostic Products—Worldwide sales of diagnostic systems and tests for blood banks, hospitals, commercial laboratories and alternate-care testing sites. For segment reporting purposes, the Core Laboratories Diagnostics, Molecular Diagnostics, Point of Care and Ibis Diagnostics divisions are aggregated and reported as the Diagnostic Products segment.

        Nutritional Products—Worldwide sales of a broad line of adult and pediatric nutritional products.

        Vascular Products—Worldwide sales of coronary, endovascular, structural heart, vessel closure and other medical device products.

        Abbott's non-reportable segments include the Diabetes Care and Medical Optics segments.

        Abbott purchases, in the ordinary course of business, raw materials and supplies essential to Abbott's operations from numerous suppliers in the United States and abroad.

        Abbott's corporate offices are located at 100 Abbott Park Road, Abbott Park, Illinois 60064-6400, and the telephone number is (224) 667-6100.

        Abbott also maintains an Internet site at www.abbott.com. Abbott's website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.

USE OF PROCEEDS

        Unless otherwise specified in the prospectus supplement in connection with a particular offering, Abbott will use the net proceeds from the sale of the debt securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be issued under an indenture between Abbott and U.S. Bank National Association, as trustee. The following is a summary of the material provisions of the indenture and is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever Abbott refers to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or prospectus supplement. You should review the form of indenture that is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, for additional information.

        The following summarizes certain general terms and provisions of the debt securities. Each time Abbott offers debt securities, the prospectus supplement relating to that offering will describe the terms of the debt securities Abbott is offering.

General

        Abbott may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The debt securities will be Abbott's unsecured and unsubordinated obligations and will rank equally and ratably with Abbott's other unsecured and unsubordinated obligations.

        Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by Abbott for that purpose. The debt securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but Abbott may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

        The prospectus supplement will describe the following terms of the debt securities Abbott is offering:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which the rate or rates will be determined, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and any premium and interest on the debt securities will be payable;

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  the person who is entitled to receive any interest on the debt securities, if other than the record holder on the record date;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Abbott;

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  the obligation, if any, of Abbott to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Abbott will redeem, purchase or repay, in whole or in part, the debt securities pursuant to such obligation;

  •
  the currency, currencies or currency units in which Abbott will pay the principal of and any premium and interest on any debt securities, if other than the currency of the United States of America and the manner of determining the equivalent in U.S. currency;

  •
  if the amount of payments of principal of or any premium or interest on any debt securities may be determined with reference to an index or formula, the manner in which such amounts will be determined;

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  if the principal of or any premium or interest on any debt securities is to be payable, at Abbott's election or at the election of the holder, in one or more currencies or currency units other than that or those in which the debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on the debt securities as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made;

  •
  if other than the debt securities' principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

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  the applicability of the provisions described in the section of this prospectus captioned, "Defeasance and Covenant Defeasance";

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  if the debt securities will be issued in whole or in part in the form of a book-entry security as described in the section of this prospectus captioned "Book-Entry Securities," the depository Abbott appointed or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee; and

  •
  any other terms of the debt securities.

        Abbott may offer and sell the debt securities as original issue discount securities at a substantial discount below their stated principal amount. The prospectus supplement will describe the federal income tax consequences and other special considerations applicable to original issue discount securities and any debt securities the federal tax laws treat as having been issued with original issue discount. "Original issue discount securities" means any debt security that provides for an amount less than its principal amount to be due and payable upon the declaration of acceleration of the maturity of the debt security upon the occurrence and continuation of an "Event of Default."

        The indenture does not contain covenants or other provisions designed to afford holders of the debt securities protection in the event of a highly leveraged transaction, change in credit rating or other similar occurrence.

Book-Entry Securities

        The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, or other successor depository Abbott appoints and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

        DTC will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered global securities certificate will be issued for each issue of debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of debt security certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Commission.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to Abbott as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

        Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts upon DTC's receipt of funds and corresponding detail information from Abbott or the trustee, on payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the trustee, or Abbott, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Abbott or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

        A beneficial owner shall give notice to elect to have its debt securities purchased or tendered, through its participant, to tender agent, and shall effect delivery of such debt securities by causing the direct participant to transfer the participant's interest in the debt securities, on DTC's records, to tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC's records and followed by a book-entry credit of tendered debt securities to tender agent's DTC account.

        DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to Abbott or the trustee. Under such circumstances, in the event that a successor depository is not obtained, debt security certificates are required to be printed and delivered.

        Abbott may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Abbott believes to be reliable, but Abbott takes no responsibility for the accuracy thereof.

Certain Covenants of the Company

        Restrictions on Secured Debt.    Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, if Abbott or any domestic subsidiary incurs, issues, assumes or guarantees any indebtedness for borrowed money represented by notes, bonds, debentures or other similar evidences of indebtedness and that indebtedness is secured by a mortgage on any principal domestic property or on any shares of stock or debt of any domestic subsidiary, Abbott will secure, or cause its domestic subsidiary to secure, the outstanding debt securities equally and ratably with, or prior to, that indebtedness, so long as that indebtedness is to be secured. Abbott is not required to secure the debt securities, however, if, after securing such debt securities, the aggregate amount of all such secured indebtedness, together with all attributable debt in respect of sale and leaseback transactions involving principal domestic properties (other than sale and leaseback transactions permitted pursuant to the second bullet under the heading "Restrictions on Sales and Leasebacks" below), would not exceed 15% of Abbott's consolidated net assets. This restriction will not apply to, and there shall be excluded in computing secured indebtedness for the purpose of this restriction, indebtedness secured by:

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  mortgages on property of, or on any shares of stock or debt of, any person existing at the time that person becomes a domestic subsidiary;

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  mortgages in favor of Abbott or any subsidiary thereof;

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  mortgages in favor of U.S. or foreign governmental bodies to secure partial, progress, advance or other payments;

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  mortgages on property, shares of stock or debt existing at the time of acquisition thereof, including acquisition through merger or consolidation;

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  mortgages to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such mortgage is obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

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  with respect to each series of debt securities, mortgages existing on the first date on which such series of debt securities is authenticated by the trustee;

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  mortgages incurred in connection with pollution control, industrial revenue or similar financings;

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  mortgages created in substitution of or as replacements for any mortgages referred to in the foregoing list, inclusive, provided that, based on a good faith determination of an officer of Abbott, the property encumbered under any such substitute or replacement mortgage is substantially similar in nature to the property encumbered by the otherwise permitted mortgage which is being replaced; and

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  any extension, renewal or replacement of any debt secured by any mortgage referred to in the foregoing list, inclusive; provided, that such extension, renewal or replacement mortgage is limited to all or a part of the same property, shares of stock or debt that secured such mortgage and the debt secured by such mortgage at such time is not increased (other than by an amount equal to any related financing costs and, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project that is subject to a mortgage securing the debt being extended, refinanced or renewed, by an amount equal to such additional principal amount).

        Restrictions on Sales and Leasebacks.    Unless otherwise provided in the prospectus supplement with respect to any series of the debt securities, neither Abbott nor any domestic subsidiary may enter into any sale and leaseback transaction involving any principal domestic property, the acquisition or completion of construction and commencement of full operation of which has occurred more than 180 days prior thereto, unless:

  •
  Abbott or the domestic subsidiary could incur debt secured by a mortgage on the property under the restrictions described above under "Restrictions on Secured Debt" in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the debt securities; or

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  Abbott, within 180 days after the sale or transfer by Abbott or any domestic subsidiary, applies to the retirement of Abbott's funded debt, which is defined as indebtedness for borrowed money having a maturity of, or by its terms extendible for, a period of more than 12 months after the date of determination of the amount, an amount equal to the greater of:

  (1)
  the net proceeds of the sale of the principal domestic property sold and leased under such arrangement; or

  (2)
  the fair market value of the principal domestic property sold and leased, subject to credits for certain voluntary retirements of funded debt.

        The following are the meanings of terms that are important in understanding the restrictive covenants of Abbott:

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  "attributable debt" means the present value (discounted at the rate of 8% each year compounded monthly) of the obligations for rental payments required to be paid during the remaining term of any lease of more than 12 months.

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  "consolidated net assets" means the aggregate amount of assets, less reserves and other deductible items, after deducting current liabilities, as shown on Abbott's consolidated balance sheet contained in the latest quarterly report to Abbott's stockholders and prepared in accordance with generally accepted accounting principles. The calculation of "consolidated net assets" shall give pro forma effect to any acquisition by or disposition of assets in excess of $500,000,000 of Abbott or any of its subsidiaries that occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.

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  "domestic subsidiary" means a subsidiary of Abbott that transacts substantially all of its business or maintains substantially all of its property within the United States, excluding its territories, possessions and Puerto Rico, except a subsidiary that (1) is engaged primarily in financing operations outside of the United States or in leasing personal property or financing inventory, receivables or other property or (2) does not own a principal domestic property.

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  "mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

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  "person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

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  "principal domestic property" means any building, structure or other facility, together with the land on which it is erected and fixtures comprising a part of it, used primarily for manufacturing, processing, research, warehousing or distribution, located in the United States, excluding its territories, possessions and Puerto Rico, owned or leased by Abbott or any of its domestic subsidiaries and having a net book value which, on the date the determination as to whether a property is a principal domestic property is being made, is in excess of 2% of Abbott's consolidated net assets, other than any such building, structure or other facility or a portion thereof which is an air or water pollution control facility financed by state or local governmental obligations or which Abbott's chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer, treasurer or assistant treasurer determine in good faith, at any time on or prior to such date, is not of material importance to the total business conducted or assets owned by Abbott and its subsidiaries as an entirety.

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  "subsidiary" means any person which is a corporation, partnership, joint venture, limited liability company, trust or estate, and of which Abbott directly or indirectly owns or controls stock or other interests, which under ordinary circumstances, not dependent upon the happening of a contingency, has the voting power to elect a majority of such person's board of directors, managers, trustees or equivalent. The term does not include any person that does not own a principal domestic property if Abbott's chairman of the board, chief executive officer, an executive vice president, a senior vice president or a vice president and the chief financial officer or treasurer determine in good faith that Abbott's existing aggregate investments, including those of its domestic subsidiaries, in the person are not of material importance to the total business conducted, or assets owned, by Abbott or its subsidiaries, as an entirety.

Events of Default

        With respect to a series of debt securities, any one of the following events will constitute an event of default under the indenture:

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  failure to pay any interest or premium on any debt security of that series when due, continued for 30 days;

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  failure to pay principal of any debt security of that series when due;

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  failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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  Abbott's failure to perform, or breach of, any other covenant or warranty in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

  •
  certain events involving the bankruptcy, insolvency or reorganization of Abbott; or

  •
  any other event of default provided with respect to debt securities of that series.

        If any event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of Abbott) occurs and continues, either the trustee or the holders of at least 25 percent in principal amount of the outstanding debt securities of that series may declare the principal amount or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, of all the debt securities of that series to be due and payable immediately by a notice in writing to Abbott, and to the trustee if given by holders. The principal amount (or specified amount) will then be immediately due and payable. If an event of default involving an event of bankruptcy, insolvency or reorganization of Abbott occurs, the principal of all the debt securities then outstanding or, if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of those debt securities, will become immediately due and payable without any action on the part of the trustee or any holder. After acceleration, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

        Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. The prospectus supplement relating to any series of debt securities that are original issue discount securities will contain the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

        The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity. Generally, the holders of a majority in aggregate principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        A holder of any series of debt securities will not have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy, unless:

  •
  the holder has previously given to the trustee written notice of a continuing event of default;

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  the holders of at least 25 percent in principal amount of the debt securities of that series have made written request to the trustee to institute such proceeding as trustee;

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  the trustee has not instituted proceedings within 60 days after receipt of such notice; and

  •
  the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of that series a direction inconsistent with such request during the 60 day period.

However, these limitations do not apply to a suit instituted by a holder for enforcement of payment of the principal of and premium, if any, or interest on its debt securities on or after the respective due dates.

        Abbott is required to furnish to the trustee annually a statement as to its performance of certain obligations under the indenture and as to any default.

Modification and Waiver

        Abbott and the trustee may modify and amend the indenture with the consent of the holders of not less than the majority in aggregate principal amount of the outstanding debt securities of each series which is affected. Neither Abbott nor the trustee may, however, modify or amend the indenture without the consent of the holders of all debt securities affected if such action would:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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  reduce the principal amount of, or the premium payable upon redemption, if any, or, except as otherwise provided in the prospectus supplement, interest on, any debt security, including in the case of an original issue discount security the amount payable upon acceleration of the maturity;

  •
  change the place or currency of payment of principal of, premium, if any, or interest on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security on or after the stated maturity thereof, or in the case of redemption, on or after the redemption date;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  •
  modify certain provisions of the indenture, except to increase any percentage of principal amount whose holders are required to approve any change to such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of each holder affected.

        The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance by Abbott with certain restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except (1) a default in the payment of principal, premium or interest and (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of those holders of each outstanding debt security of that series who were affected.

Consolidation, Merger and Sale of Assets

        Abbott may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

  •
  the person formed by that consolidation or into which Abbott is merged or the person which acquires by conveyance or transfer, or which leases, Abbott's properties and assets substantially as an entirety is a corporation, limited liability company or partnership organized under the laws of the United States of America, any State or the District of Columbia, and expressly assumes Abbott's obligations on the debt securities under a supplemental indenture;

  •
  immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

  •
  if Abbott's properties or assets become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, Abbott or such successor, as the case may be, takes the necessary steps to secure the debt securities equally and ratably with, or prior to, all indebtedness secured thereby; and

  •
  Abbott has delivered to the trustee an officers' certificate and an opinion of counsel stating compliance with these provisions.

Defeasance and Covenant Defeasance

        The indenture provides, unless otherwise indicated in the prospectus supplement relating to that particular series of debt securities, that, at Abbott's option, Abbott:

  •
  will be discharged from any and all obligations in respect of the debt securities of that series, except for certain obligations to register the transfer of or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold moneys for payment in trust; or

  •
  need not comply with certain restrictive covenants of the indenture, including those described in the section of the prospectus captioned, "Certain Covenants of the Company," and the occurrence of an event described in the fourth bullet point in the section of the prospectus captioned, "Event of Default" will no longer be an event of default, in each case, if Abbott deposits, in trust, with the trustee money or U.S. Government Obligations, which through the payment of interest and principal in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and premium, if any, and interest on the debt securities of that series on the dates such payments are due, which may include one or more redemption dates that Abbott designates, in accordance with the terms of the debt securities of that series.

        Abbott may establish this trust only if, among other things:

  •
  no event of default or event which with the giving of notice or lapse of time, or both, would become an event of default under the indenture shall have occurred and is continuing on the date of the deposit or insofar as an event of default resulting from certain events involving Abbott's bankruptcy or insolvency at any time during the period ending on the 121st day after the date of the deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to Abbott in respect of the deposit;

  •
  the defeasance will not cause the trustee to have any conflicting interest with respect to any other of Abbott's securities or result in the trust arising from the deposit to constitute, unless it is qualified as, a "regulated investment company";

  •
  the defeasance will not result, in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Abbott is a party or by which Abbott is bound; and

  •
  Abbott has delivered an opinion of counsel to the effect that the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred, which opinion of counsel, in the case of the first item above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to Abbott, or otherwise a change in applicable federal income tax law occurring after the date of the indenture.

If Abbott fails to comply with its remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described under the second item of the first sentence of this section and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. Abbott will, however, remain liable for those payments.

Concerning the Trustee

        U.S. Bank National Association will serve as the trustee under the indenture. The trustee performs services for Abbott in the ordinary course of business.

LEGAL OPINIONS

        Certain legal matters in connection with the debt securities offered hereby will be passed upon for Abbott by Mayer Brown LLP, Chicago, Illinois, and for the underwriters, dealers and agents, if any, by Davis Polk & Wardwell LLP, New York, NY. The opinions of Mayer Brown LLP and Davis Polk & Wardwell LLP may be conditioned upon, and may be subject to certain assumptions regarding, future action required to be taken by Abbott and any underwriter(s), dealer(s) or agent(s) in connection with the issuance and sale of any debt securities. The opinions of Mayer Brown LLP and Davis Polk & Wardwell LLP with respect to debt securities may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this registration statement by reference from Abbott's Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Abbott's internal control over financial reporting as of December 31, 2014 (excluding the internal control over financial reporting of the acquired CFR Pharmaceuticals S.A. business excluded from the scope of management's assessment), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which as to the report on the effectiveness of Abbott's internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the acquired CFR Pharmaceuticals S.A. business from the scope of such firm's audit of internal control over financial reporting, incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedules for the years ended December 31, 2013 and 2012 incorporated in this registration statement by reference from Abbott's Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and the related financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Abbott files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document Abbott files with the Commission at the Commission's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Abbott's Commission filings are also available to the public on the Commission's web site at http://www.sec.gov. Abbott's common shares are listed on the New York Stock Exchange, the Chicago Stock Exchange, the London Stock Exchange and the Swiss Stock Exchange, and information about Abbott also is available there.

        This prospectus is part of a registration statement that Abbott filed with the Commission. The Commission allows Abbott to "incorporate by reference" the information Abbott files with the Commission. This means that Abbott can disclose important information to you by referring you to other documents that Abbott identifies as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus. Abbott incorporates by reference the documents listed below:

  •
  Annual Report on Form 10-K for the year ended December 31, 2014.

  •
  Information from the Proxy Statement on Schedule 14A filed on March 14, 2014 that is incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2013.

  •
  Current Report on Form 8-K filed on February 27, 2015.

Abbott also incorporates by reference any future filings it makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this registration statement and before Abbott has terminated the offering. Abbott's subsequent filings with the Commission will automatically update and supersede information in this prospectus.

        You may obtain a copy of these filings at no cost by writing to or telephoning Abbott at the following address and telephone number:

    Abbott Laboratories
    100 Abbott Park Road
    Abbott Park, Illinois 60064-6020
    Attention: Hubert L. Allen
    Executive Vice President, General Counsel and Secretary
    and General Counsel
    Phone: (224) 668-6856

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. Abbott has not authorized anyone else to provide you with different information. This prospectus is an offer to sell or buy only the debt securities described in this document, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current and accurate only as of the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        An estimate of the various expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Officers and Directors.

        Restated Article R-VI of Abbott's Restated Articles of Incorporation provides that Abbott shall, in the case of persons who are or were directors or officers of Abbott, and may, as to other persons, indemnify to the fullest extent permitted by law any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Abbott, or is or was serving at the request of Abbott as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The provisions of Article R-VI are applicable to all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Article R-VI also provides that Abbot shall, in the case of persons who are or were directors or officers of the corporation, and may as to such other persons, advance expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by Abbott in advance of the final disposition of such action, suit or proceeding, to the fullest extent permitted by law.

        Section 8.75 of the Illinois Business Corporation Act provides that a corporation may indemnify any person who, by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than one brought on behalf of the corporation, against reasonable expenses (including attorneys' fees), judgments, fines and settlement payments incurred in connection with the action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of such corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions on behalf of the corporation, indemnification may extend only to reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action or suit and only if such person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation, provided that no such indemnification is permitted in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation except to the extent that the adjudicating court otherwise provides. To the extent that a present or former director, officer or employee of the corporation has been successful in defending any such action, suit or proceeding (even one on behalf of the corporation) or in defense of any claim, issue or matter therein, such person is entitled to indemnification for reasonable expenses (including attorneys' fees) incurred by such person in connection therewith if the person acted in good faith and in a manner he or she reasonably believed to be not opposed to the best interests of the corporation.

        The indemnification provided for by the Illinois Business Corporation Act is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, and a corporation may maintain insurance on behalf of any person who is or was a director, officer, employee or agent against liabilities for which indemnification is not expressly provided by the Illinois Business

Corporation Act. Abbott's directors and officers are insured under a directors and officers liability insurance policy maintained by Abbott.

Item 16.    Exhibits.

        A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, paragraphs (1)(i), (1)(ii) and (1)(iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  (ii)
  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Lake, State of Illinois, on March 5, 2015.

ABBOTT LABORATORIES
By:	/s/ MILES D. WHITE Miles D. White Chairman of the Board and Chief Executive Officer

        Each person whose signature appears below on this registration statement hereby constitutes and appoints Hubert L. Allen and Thomas C. Freyman and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant's Form S-3 registration statement and any Registration Statement or amendment under Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on March 5, 2015.

Signature	Title

/s/ MILES D. WHITE Miles D. White	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ THOMAS C. FREYMAN Thomas C. Freyman	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT E. FUNCK Robert E. Funck	Vice President, Controller (Principal Accounting Officer)
/s/ ROBERT J. ALPERN, M.D. Robert J. Alpern, M.D.	Director

Signature	Title

/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director
/s/ SALLY E. BLOUNT, PH.D. Sally E. Blount, Ph.D.	Director
/s/ W. JAMES FARRELL W. James Farrell	Director
/s/ EDWARD M. LIDDY Edward M. Liddy	Director
/s/ NANCY MCKINSTRY Nancy McKinstry	Director
/s/ PHEBE N. NOVAKOVIC Phebe N. Novakovic	Director
/s/ WILLIAM A. OSBORN William A. Osborn	Director
/s/ SAMUEL C. SCOTT III Samuel C. Scott III	Director
/s/ GLENN F. TILTON Glenn F. Tilton	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Indenture between Abbott Laboratories and U.S. Bank National Association (including form of Security).
5.1	Opinion of Mayer Brown LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Mayer Brown LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page of this registration statement).
25.1	Statement of Eligibility of U.S. Bank National Association on Form T-1.